Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC No. 333-195042) of Reven Housing REIT, Inc. of our report dated January 26, 2015 with respect to the statement of revenues over certain operating expenses of the real estate properties known as Memphis 21 Homes for the year ended December 31, 2013 included in this Current Report on Form 8-K/A.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

January 26, 2015